UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 7, 2022

Universal Biosensors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On March 7, 2022, the Board of Directors (the “Board”) of Universal Biosensors, Inc. (“UBI”) elected Graham McLean to fill a vacancy on the Board. Mr. McLean will serve as a Class III director and will stand for election at UBI’s next annual meeting of stockholders. If elected by our stockholders in 2022, Mr. McLean’s term as a Class III director will then expire at the 2025 annual meeting.

Mr. McLean has more than 20 years’ business and corporate governance experience and is an experienced senior executive leader with extensive service in the medical technology industry in Australia, Asia and US, most recently with Stryker Corporation (‘Stryker’) as President Asia Pacific from 2017 to 2020. Whilst at Stryker, Mr. McLean led a transformation of Asia Pacific to renew growth in Japan and China and led an accelerated growth strategy for Australia/New Zealand. Prior to his time with Stryker, Mr. McLean was Lion Nathan’s Finance Director International/Business Development from 2003 to 2005 and Director Group Risk Assurance & Audit from 2001 to 2003.

Since 2021, Mr. McLean has served as an Independent Director and Chairman of the Audit and Risk Committee at Suicide Prevention Australia. Since 2022, Mr. McLean has served as an Independent Director at CleanSpace Holdings Ltd (ASX Code: CSX) where he is Chairman of the Audit and Risk Committee. Since 2021, Mr. McLean has been an Advisor to Bain & Company. He has also previously served on industry boards in Australia (Medical Technology Association of Australia), Japan (American Medical Devices & Diagnostics Manufacturers Association) and Asia Pacific where he was Vice Chairman of the Asia Pacific Medical Technology Association.

Mr. McLean is a Graduate of the Australian Institute of Company Directors and a Qualified Accountant (both CIMA and CPA). He holds a Bachelor of Science, Geography (Honours) (Durham University) and has completed 3 Executive Leadership Programmes (Harvard Business School). The Board has determined that Mr. McLean is an independent director. Mr. McLean was appointed to UBI’s Audit and Compliance Committee (the “Audit Committee”) and the Product and Projects Committee of the Board. The Board has determined that Mr. McLean is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission.

There are no arrangements or understandings between McLean and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McLean will participate in UBI’s standard outside director compensation program. Pursuant to this program, each non-Chair member of the Board who is not an employee of the Company receives an annual retainer of A$75,000 and an annual allowance of A$2,600. Statutory superannuation under Australian law is also paid to independent non-executive directors (currently 10% of the base fee). In connection with his election as director, the Company entered into an Indemnification Agreement (as defined below) with Mr. McLean.

Updated Indemnification Agreement

On February 24, 2022, the Board approved an updated form of Indemnification Agreement (the “Indemnification Agreement”) for its directors and executive officers and the Company entered into the Indemnification Agreement with each of its directors and executive officers. The Indemnification Agreement was adopted in order to incorporate certain updates that reflect current market indemnification practices in recognition of the need to provide directors and officers with substantial protection against personal liability in order to procure the service (or continued service) of directors and officers of UBI, and to enhance directors and officers’ ability to serve UBI in an effective manner. The Indemnification Agreement provides for indemnification to the fullest extent permitted by Delaware law. The foregoing description of the form of Indemnification Agreement is qualified in its entirety by the full text of the form of Indemnification Agreement, a copy of which it attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibits
10.1	Form of Indemnification Agreement between Universal Biosensors, Inc. and each director and executive officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: March 7, 2022	By:	/s/ Salesh Balak
Salesh Balak
Chief Financial Officer